EXHIBIT 4 --JOINT FILING AGREEMENT

The undersigned reporting persons hereby agree that the statements filed pursuant to this Schedule 13D, to which this Agreement is filed as an exhibit, are filed on behalf of each of them.

Date: June 3, 2004	PETROHAWK ENERGY, LLC

	By:	/s/ Floyd C. Wilson

Floyd C. Wilson, President and Chief Executive Officer

Date: June 3, 2004	ENCAP ENERGY CAPITAL FUND IV, L.P.

	By:	EnCap Equity Fund IV GP, L.P., its general partner

	By:	EnCap Investments L.P., its general partner

	By:	EnCap Investments GP, L.L.C., its general partner

	By:	/s/ David B. Miller

David B. Miller, Senior Managing Director

Date: June 3, 2004	ENCAP ENERGY CAPITAL FUND IV-B, L.P.

	By:	EnCap Equity Fund IV GP, L.P., its general partner

	By:	EnCap Investments L.P., its general partner

	By:	EnCap Investments GP, L.L.C., its general partner

	By:	/s/ David B. Miller

David B. Miller, Senior Managing Director

Date: June 3, 2004	ENCAP EQUITY FUND IV GP, L.P.

	By:	EnCap Investments L.P., its general partner

	By:	EnCap Investments GP, L.L.C., its general partner

	By:	/s/ David B. Miller

David B. Miller, Senior Managing Director

Date: June 3, 2004	ENCAP INVESTMENTS L.P.

	By:	EnCap Investments GP, L.L.C., its general partner

	By:	/s/ David B. Miller

David B. Miller, Senior Managing Director

Date: June 3, 2004	ENCAP INVESTMENTS GP, L.L.C.

	By:	/s/ David B. Miller

David B. Miller, Senior Managing Director

Date: June 3, 2004	RNBD GP LLC

	By:	/s/ David B. Miller

David B. Miller, Senior Managing Director

Date: June 3, 2004	/s/ David B. Miller

DAVID B. MILLER

Date: June 3, 2004	/s/ D. Martin Phillips

D. Martin Phillips

Date: June 3, 2004	/s/ Gary R. Petersen

Gary R. Petersen

Date: June 3, 2004	/s/ Robert L. Zorich

Robert L. Zorich

Date: June 3, 2004	FCW, LLC

	By:	/s/ Floyd C. Wilson

Floyd C. Wilson, Manager

Date: June 3, 2004	/s/ Floyd C. Wilson

Floyd C. Wilson